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                                                                  EXHIBIT 99.1

                 THE BARBERS, HAIRSTYLING FOR MEN & WOMEN, INC.

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned having duly received the Notice of Special Meeting and the Proxy Statement/Prospectus dated _____________, 1999, hereby appoints the Chairman of the Board, Florence F. Francis, and the Chief Executive Officer, Frederick A. Huggins, Jr., as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all common shares of The Barbers, Hairstyling for Men & Women, Inc., held of record by the undersigned on April 19, 1999, at the Special Meeting of Shareholders to be held on Thursday, May 20, 1999 at _______________, at __:__ p.m. Central Time, and at any adjournment thereof.

1.   PROPOSAL TO APPROVE THE MERGER,     / / FOR    / / AGAINST    / / ABSTAIN
     THE MERGER AGREEMENT AND THE
     TRANSACTIONS CONTEMPLATED THEREIN.

2.   IN THEIR DISCRETION, THE PROXIES    / / FOR    / / AGAINST    / / ABSTAIN
     ARE AUTHORIZED TO VOTE UPON SUCH
     OTHER BUSINESS AS MAY PROPERLY
     COME BEFORE THE MEETING.

                            (CONTINUED ON OTHER SIDE)

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                           (CONTINUED FROM OTHER SIDE)

    This Proxy, when properly executed, will be voted in the manner directed on the Proxy be the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

         Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. If signing as attorney, guardian, executor, administrator or trustee, please give full title as such. If a corporation, please sign in the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.


                                   --------------------------------------------
                                   (Signature)

                                   --------------------------------------------
                                   (Signature, if held jointly)

                                   Dated: ___________________________, 1999

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE.